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                                                                       EXHIBIT 8
                       [LETTERHEAD OF HALE AND DORR LLP]

February 16, 1999

Network Plus Corp.
234 Copeland Street
Quincy, Massachusetts 02169

Re:  Registration Statement on Form S-1
     File No. 333-64663

Ladies and Gentlemen:

     We are counsel to Network Plus Corp., a Delaware corporation (the "Company"), and have acted as such in connection with the filing of a Registration Statement on Form S-1 (File No. 333-64663) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to 58,276 shares of 13.5% Series A Cumulative Preferred Stock due 2009 (the "Shares").

     We have examined the Registration Statement and the Company's Certificate of Incorporation and Certificate of Designation of the Series A Preferred Stock, which have been filed with the Securities and Exchange Commission as Exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, the discussion in the Registration Statement under the caption "Federal Income Tax Considerations" is our opinion with respect to the matters set forth therein, except where such discussion expressly states that we are unable to render an opinion.

     We are members of the Bar of the Commonwealth of Massachusetts and we do not express any opinion herein concerning any law other than the law of the Commonwealth of Massachusetts and the federal law of the United States. This opinion is rendered to you solely in connection with the above-described transaction and may not be relied upon for any other purpose without our prior written consent.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Securities" in the Prospectus included therein.

                                          Very truly yours,

                                          /s/ HALE AND DORR LLP

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                                          HALE AND DORR LLP